UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2012

GLOBAL CASH ACCESS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 East Post Road, Suite 120 Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 833-7110

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Robert Myhre, age 49, has been appointed to the position of Executive Vice President and Chief Information Officer of Global Cash Access Holdings, Inc. (the “Company”), effective as of October 1, 2012.  Mr. Myhre’s term of office in this office shall be until his resignation, his removal or the appointment of his successor.

Mr. Myhre served as a Group Head – Integrated Processing Solutions at MasterCard, where he oversaw product development for debit and prepaid processing solutions, from November 2009 until September 2012.  Prior to his position at MasterCard, Mr. Myhre served as a Senior Vice President and/or General Manager of various payments business divisions at Fidelity National Information Services, Inc. (FIS) and eFunds Corporation (which was acquired by FIS in September 2007), from 2005 until 2009.  Mr. Myhre served as a Vice President of Product Management at eFunds Corporation from 2001 until 2005 and as a Director of Business Development from 1998 until 2001.

In connection with his appointment to office, Mr. Myhre is entitled to receive an annual base salary of $330,000 and is eligible for an annual bonus in an amount of up to 75% of his then current base salary depending upon the achievement of certain performance criteria and goals. The target amount of the discretionary bonus, assuming the achievement of performance criteria and goals, is 50% of his then current base salary. In the event of the termination of Mr. Myhre’s employment in certain circumstances, he is entitled to twelve months salary continuation and, in certain circumstances, a bonus in an amount of up to 50% of his then current base salary. In connection with his appointment, Mr. Myhre agrees not to engage in certain competitive activities for a period of two years following the termination of his employment with the Company.

In connection with his appointment to office, Mr. Myhre will receive an option to purchase 100,000 shares of common stock at an exercise price equal to the closing price of GCA’s common stock on the effective date of the grant. Subject to Mr. Myhre’s continued employment with the Company, the option will vest over a four-year period with 25% vesting on the first anniversary date of the grant and 1/36 of the unvested portion of the shares underlying the option shall vest on each monthly anniversary date of the grant thereafter; provided that all of the options will vest upon an acquisition of or change in control of the Company.

In addition, Mr. Myhre also will receive 20,000 shares of restricted common stock of the Company. Subject to Mr. Myhre’s continued employment with the Company, the restricted shares of common stock will vest over a four year period with 25% vesting on the first anniversary date of the grant and 1/36 of the remaining unvested shares shall vest on each monthly anniversary date of the grant thereafter. Any unvested shares will vest upon an acquisition of change of control of the Company or upon a termination of Mr. Myhre’s employment for good reason or without cause as defined in the Mr. Myhre’s employment agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.

Date: October 1, 2012
By:	/s/ David Johnson

David Johnson

Executive Vice President and General Counsel